UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2024

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 265-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, James L. Nelson, a member of the board of directors of Global Net Lease, Inc. (the “Company”) and the Company’s President and Co-Chief Executive Officer, notified the Company that he will resign from his position as President and Co-Chief Executive Officer, effective March 31, 2024, at which time Edward M. Weil, Jr., the Company’s other Co-Chief Executive Officer, will continue as the Company’s sole Chief Executive Officer. In connection with Mr. Nelson’s resignation, on March 8, 2024, the Company entered into a separation agreement with Mr. Nelson (the “Separation Agreement”) pursuant to which, among other things, (i) Mr. Nelson will resign from all roles, positions and titles with the Company effective March 31, 2024, and at that time, Mr. Nelson’s 16,687 unvested restricted shares of the Company’s common stock will accelerate and fully vest, (ii) the Company will pay Mr. Nelson his base salary through April 12, 2024, (iii) the Company will maintain directors and officers insurance coverage for Mr. Nelson through March 31, 2030 and (iv) Mr. Nelson agrees to vote all of his shares of the Company in the same manner as recommended by the board of directors of the Company for a three-year period beginning on March 31, 2024. The foregoing is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1, and is incorporated herein by reference.

Mr. Nelson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As previously disclosed, Mr. Nelson notified the Company that he will also resign as director of the Company, effective March 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated March 8, 2024, by and between Global Net Lease, Inc. and James L. Nelson
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: March 11, 2024	By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Co-Chief Executive Officer (Co-Principal Executive Officer)